Exhibit 99.2

AMENDMENT NO. 2 (this “Amendment No. 2”) is dated as of October 28, 2011, among LIFETIME BRANDS, INC., a Delaware corporation (“Borrower”), CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”), the Subsidiary Guarantors and Lenders listed on the signature pages hereto to that certain Second Lien Credit Agreement, dated as of June 9, 2010, as amended by Amendment No. 1 as of March 9, 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, on the date hereof, Borrower, the First Lien Administrative Agent and certain other financial institutions party thereto are amending and restating the First Lien Credit Agreement; and

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.   Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Section 2.   Amendments.

Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(a)   Section 1.01  Defined Terms.

  (i)    The following definitions shall be added in appropriate alphabetical order to read as follows:

““Amendment No. 1” shall mean Amendment No. 1 to this Agreement, dated as of March 9, 2011.”

““Amendment No. 2” shall mean Amendment No. 2 to this Agreement, dated October 28, 2011.”

““Amendment No. 2 Effective Date” shall mean October 28, 2011, the date on which all conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied.”

““First Lien Amendment and Restatement Date” shall mean October 28, 2011, the date on which the First Lien Credit Agreement was amended and restated in its entirety.”

““Permitted Non-Control Acquisition” shall mean any transaction or series of related transactions for the direct or indirect acquisition of 50% or less of the Equity Interests of any person or persons that are not, and do not thereby become, Subsidiaries; provided that the acquisition thereof shall be subject to Section 5.11(d), and to the extent permitted under the terms of this Agreement, and, in each case, except as otherwise provided in Section 5.11(e), such interests shall be pledged as Collateral on a (x) second priority basis if such interest is also pledged pursuant to the First Lien Credit Agreement, or (y) on a first priority basis if such interest is not pledged as Collateral pursuant to the First Lien Credit Agreement and the First Lien Administrative Agent consents to such pledge on a first priority basis pursuant to Section 2.4(a) of the Intercreditor Agreement; provided, that that no such pledge shall be required to the extent the Administrative Agent or its counsel determines that, in light of the cost and expense associated therewith, such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements; and provided, further, that where the governing documents for the entity in which such interests are held require a consent or waiver from such entity and/or the other holders of such interests in order to effectuate or perfect such pledge, the relevant Loan Party shall not be required to pledge or grant a security interest in such interests.”

““Total Acquisition Leverage Ratio” shall mean, for any period, the ratio of:

(A) the (x) sum of the Consolidated Indebtedness at the end of each of the last four quarters for which financial statements have been required to be delivered pursuant to Section 5.01(a) or (b) divided by (y) four, which amount shall equal the “Average Consolidated Indebtedness”

to

      (B) EBITDA for the Test Period then most recently ended, provided, however, that notwithstanding anything to the contrary in the definition of “EBITDA”, solely for purposes of this Total Acquisition Leverage Ratio definition, the term “EBITDA” shall be calculated, for any period, on a consistent basis, to reflect Permitted Acquisitions during such period as if such purchase or acquisition occurred at the beginning of such period.”

(ii)    The definition of “Availability” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “as in effect on the Closing Date” where they appear therein and replacing them with the words “as in effect on the First Lien Amendment and Restatement Date”.

(iii)    The definition of “Banking Services” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “as in effect on the Closing Date” where they appear therein and replacing them with the words “as in effect on the First Lien Amendment and Restatement Date”.

(iv)    The definition of “Banking Services Obligations” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “as in effect on the Closing Date” where they appear therein and replacing them with the words “as in effect on the First Lien Amendment and Restatement Date”.

(v)    The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

    ““Borrowing Base” shall mean each of the Domestic Borrowing Base and the Foreign Borrowing Base, as such terms are defined in the First Lien Credit Agreement as in effect on the First Lien Amendment and Restatement Date.”

(vi)    The definition of “Deemed Dividend Issue” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:

    ““Deemed Dividend Issue” shall mean, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to Borrower or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing adverse tax consequences to Borrower or such parent Domestic Subsidiary, in each case as determined by Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.”

(vii)   The definition of “EBITDA” is hereby amended and restated in its entirety to read as follows:

““EBITDA” shall mean, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period (net of tax refunds), (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash charges for such period (including non-cash charges for such period associated with incurring the First Lien Secured Obligations, but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), (v) any advisory and other professional services fees and related expenses paid in connection with Permitted Acquisitions made subject to clause (xii) of the definition thereof and any Permitted Non-Control Acquisitions in an aggregate amount with respect to all such fees and expenses not to exceed $3,000,000 for any twelve-month period, (vi) any advisory and other professional fees and related expenses paid in connection with the first acquisition constituting a Permitted Acquisition which is subject to clause (xi) of the definition thereof and the first Permitted Non-Control Acquisition made pursuant and subject to clause (xi) of the definition of Permitted Acquisition, in an aggregate amount with respect to all such fees and expenses not to exceed $2,000,000 for the twelve-month period ending on the first anniversary of the Amendment No. 2 Effective Date, and (vii) non-recurring charges incurred during such period, which shall not exceed in the aggregate for all periods, $1,000,000, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(iv) taken in a prior period and (ii) the sum of any extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, all calculated for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.”

(viii)    The definition of First Lien Obligations is hereby amended by deleting the words “as in effect on the Closing Date” where they appear therein and replacing them with the words “as in effect on the First Lien Amendment and Restatement Date”.

(ix)    The definition of First Lien Secured Obligations is hereby amended by deleting the words “as in effect on the Closing Date” where they appear therein and replacing them with the words “as in effect on the First Lien Amendment and Restatement Date”.

(x)    The definition of “Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “(other than (i) prepayments and repayments of First Lien Secured Obligations and (ii) repurchases of the Existing Notes permitted hereunder)” where they appear in clause (b) thereof with the words“(other than prepayments and repayments of First Lien Secured Obligations)”.

(xi)    The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “or” where it appears before clause (c) thereof, and inserting the words “; or (d) Permitted Non-Control Acquisitions” at the end of clause (c) thereof before the words “if each of the following conditions is met”.

(xii)    Clause (viii) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “except for Permitted Acquisitions described in clause (xi) of this definition,” at the beginning thereof.

(xiii)    Clause (x) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end thereof.

(xiv)    Clause (xi) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(xi) with respect to any transaction that occurs during the period beginning on the Amendment No. 2 Effective Date and ending on the date of delivery to the Administrative Agent of the unaudited interim consolidated financial statements of Borrower for the fiscal quarter ended June 30, 2012, such transaction shall be classified as a Permitted Acquisition only to the extent that the Required Lenders give their prior written consent thereto; and”

(xvi)    The following clause (xii) is added to the definition of Permitted Acquisition:

“(xii) with respect to any transaction or series of transactions occurring after the date of delivery to the Administrative Agent of the unaudited interim consolidated financial statements of Borrower for the fiscal quarter ended June 30, 2012, such transaction or series of transactions shall be classified as Permitted Acquisitions only to the extent that the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions made after the date of such delivery shall not exceed $16 million in the aggregate, of which no more than $8 million in the aggregate may be used for Permitted Non-Control Acquisitions.”

(b)      Section 2.10(c) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

(c)           Section 2.10(d) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

(d)           Section 2.10(f) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

(e)           Section 5.11(b) of the Credit Agreement is hereby amended by replacing the words “no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary (except in the case of the Specified Assets) shall be required hereunder (i) until not later than 30 days after the Closing Date” where they appear therein with the words “no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary formed after the Closing Date shall be required hereunder (i) until not later than 30 days after the formation of such Foreign Subsidiary”.

(f)           The following new Section 5.11(e) shall be added to the Credit Agreement immediately following Section 5.11(d) thereof:

“(e) Notwithstanding anything in this Agreement (including without limitation, this Section 5.11 or Section 5.12) to the contrary, (i) no Foreign Subsidiary shall be a primary obligor or guarantor (pursuant to Article VII or otherwise) or pledgor of any assets or otherwise be responsible for, in each case, any Obligations incurred by or on behalf of any Loan Party in any manner that would cause a Deemed Dividend Issue and (ii) no Foreign Subsidiary which is and remains an Affected Foreign Subsidiary shall be liable hereunder for any of the Loans made to, or any other Obligations incurred by or on behalf of any Loan Party.”

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(g)    Section 6.01(f) of the Credit Agreement is hereby amended by replacing the words “$5.0 million” where they appear therein with the words “$10.0 million”.

(h)    Section 6.01(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) subject to the last sentence of this Section 6.01, so long as on a pro forma basis for the incurrence of such Indebtedness the Fixed Charge Coverage Ratio is not less than 1.75:1.0, Borrower may incur:

(i)           [Intentionally omitted]

(ii)           Indebtedness to finance Permitted Acquisitions of up to $7.5 million per fiscal year, plus (starting in fiscal year 2011) the amount of such $7.5 million for the prior fiscal year not so incurred (with the amount incurred in any fiscal year deemed first from the allocation for such fiscal year before any carry-over); provided that the amount permitted by this Section 6.01(n)(ii) may be incurred under the First Lien Credit Agreement so long as the aggregate First Lien Secured Obligations do not exceed $150.0 million; provided further, that the Total Acquisition Leverage Ratio, on a pro forma basis after giving effect to such transaction(s), including any relevant incurrence or repayment of Indebtedness, with any new Indebtedness being deemed amortized over such testing period in accordance with its terms, (but without giving effect to any synergies or cost savings) does not exceed 2.50:1.00; and

(iii)           So long as the Total Leverage Ratio does not exceed 4.25:1.0, Permitted Subordinated Indebtedness;”.

(i)    Section 6.01(r) of the Credit Agreement is hereby amended to delete therefrom the words “, as defined in the First Lien Credit Agreement on the date hereof”.

(j)    Section 6.02(q) of the Credit Agreement is hereby amended by (i) adding the words “except as otherwise provided in Section 5.11(e)” immediately following the words “assets subject thereto” and immediately preceding the words “and only so long as an Intercreditor Agreement” and (ii) replacing the words “to the secured” with “to be secured”.

(k)   Section 6.04(b) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “Amendment No. 2 Effective Date”.

(l)    Section 6.04(i) of the Credit Agreement is hereby amended by replacing the words “$1.0 million” where they appear therein with the words “$5.0 million”.

(m)    Section 6.04(k) of the Credit Agreement is hereby amended to correct a clerical error contained in such section by deleting the words “and 6.10(c)” where they appear therein.

(n)    Section 6.04(o) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(o) any Permitted Acquisition by Borrower or any Subsidiary of Borrower and investments by Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries and loans or advances made by Borrower to any Subsidiary or made by any Subsidiary to any other Company, in each case, made in order to consummate Permitted Acquisitions; and”

(o)    Section 6.07(a) of the Credit Agreement is hereby amended to correct a clerical error contained in such section by deleting the words “by Section 6.10(c)” where they appear therein and replacing them with the words “by Section 6.10(b)”.

(p)    Section 6.07(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f)           Permitted Acquisitions by Borrower or any Subsidiary; and”

(q)    Section 6.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           Minimum EBITDA.  Permit for any Test Period ending after the Amendment No. 2 Effective Date, EBITDA to be less than the amount set forth opposite the Test Period ending date below:

Test Period Ending	Minimum Amount of EBITDA (in millions)
December 31, 2011	$30.0
March 31, 2012	$31.0
June 30, 2012	$31.0
September 30, 2012	$33.0
December 31, 2012 and the last day of each calendar quarter thereafter	$34.0

(r)    Section 6.11(b) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

(s)    Section 6.11(d) of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

           (t)     Section 6.13(b)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)           Subsidiaries of Borrower formed after the Closing Date in accordance with Section 6.14 may issue Equity Interests to Borrower or the Subsidiary(ies) of Borrower which will own such Equity Interests; and”

(u)    Section 6.17 of the Credit Agreement is hereby amended by replacing the words “Closing Date” where they appear therein with the words “First Lien Amendment and Restatement Date”.

(v)    Section 10.01(a)(i) of the Credit Agreement is hereby amended by replacing the words “100 Stewart Avenue” where they appear therein with the words “1000 Stewart Avenue”.

(w)    Section 10.01(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Citibank, N.A.
390 Greenwich Street, 7th Floor
New York, NY  10013
Attention:  Marc Stolz
Telecopier No.:  646-291-1673
Email:   marc.k.stolz@citi.com”

(x)    Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 1.01(b) attached hereto.

(y)    Schedule 3.06 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 3.06 attached hereto.

(z)    Schedule 3.15 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 3.15 attached hereto.

(aa)   Schedule 6.04 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 6.04(b) attached hereto.

Section 3.   Representations and Warranties.  Borrower represents and warrants to the Lenders as of the date hereof and the Amendment No. 2 Effective Date that:

(a)           The execution, delivery and performance by Borrower and the Subsidiary Guarantors of this Amendment No. 2  has been duly authorized by all necessary corporate action and constitutes, and the Credit Agreement as amended hereby on the Amendment No. 2 Effective Date will constitute a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantors, enforceable against each of the Borrower and the Subsidiary Guarantors in accordance with its terms and does not and will not (a) contravene the terms of Borrower’s or any of the Subsidiary Guarantors’ Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Obligations to which Borrower or a Subsidiary Guarantor is a party or affecting Borrower or a Subsidiary Guarantor or the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or any Subsidiary Guarantor or any of their respective property is subject; or (c) violate any law, except, in each case referred to in clauses (b) and (c), to the extent that conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect;

(b)           Before and after giving effect to this Amendment No. 2 and the transactions contemplated hereby (including the amendment and restatement of the First Lien Credit Agreement), the representations and warranties set forth in the Credit Agreement are true and correct in all material respects on and as of the date hereof and as of the Amendment No. 2 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(c)           At the time of and after giving effect to this Amendment No. 2 and the transactions contemplated hereby, including the amendment and restatement of the First Lien Credit Agreement, no Default or Event of Default has occurred or is continuing.

Section 4.   Conditions to Effectiveness.  This Amendment No. 2 shall become effective on the date on which each of the following conditions is satisfied:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

    (i)    Executed counterparts of this Amendment No. 2 executed by a Responsible Officer of Borrower and the Subsidiary Guarantors party hereto;

    (ii)   an Officers’ Certificate of Borrower to the effect that each of the representations and warranties made by any Loan Party set forth in Section 3 of this Amendment No. 2 shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date;

    (iii)    (A) a certificate executed by the Secretary or Assistant Secretary (or a director in lieu thereof) of the Borrower  and each other Loan Party dated the Amendment No. 2 Effective Date, substantially in the form of the closing certificates delivered on the Closing Date in connection with the Credit Agreement, and certifying (I) that there have been no changes or amendments to the certificate or articles of incorporation or organization of such Loan Party since the Closing Date, or, if there have been such changes, attaching a copy thereof, (II) that there have been no changes or amendments to the bylaws, memorandum and articles of association or operating (or limited liability company) agreement of such Loan Party since the Closing Date, or, if there have been such changes, attaching a copy thereof, (III) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment No. 2 and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (IV) as to the incumbency and specimen signature of each officer executing this Amendment No. 2 on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or director executing the certificate pursuant to this clause (A).

(b)    The parties thereto shall have amended and restated the First Lien Credit Agreement, a copy of which shall have been provided to the Administrative Agent (or its counsel) duly executed by Borrower and each of the other parties thereto.

(c)    The representations and warranties in Section 3 of this Amendment No. 2  shall be true and correct.

(d)    All corporate or other proceedings taken or to be taken in connection with this Amendment No. 2 and all documents incidental thereto whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent; and

(e)    Borrower shall have paid to the Administrative Agent all reasonable and documented out-of-pocket expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel to the Administrative Agenda and the Lenders) of the Administrative Agent to the extent invoiced.

Section 5.   Consent to Amendment and Restatement of First Lien Credit Agreement.  The Lenders hereby consent to the amendment and restatement of the First Lien Credit Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit A.  Such consent shall not imply that any future consent shall be required under any of the Loan Documents or that any future such consent shall be needed.

Section 6.   Counterparts.  This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 2 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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Section 7.   Applicable Law.  THIS AMENDMENT NO. 2 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  The jurisdiction and the waiver of right to trial by jury provisions in Section 10.09 and 10.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8.   Headings.  The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.   Effect of Amendment.  Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties or the Agents under the Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms or conditions contained in the Credit Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects, as expressly amended by this Amendment No. 2,  and shall continue in full force and effect.

Section 10.   Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Amendment No. 2 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Credit Agreement, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

[THE REMAINDER OF THIS PAGE IS  INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2  to be duly executed as of the date first above written.

LIFETIME BRANDS, INC.
By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President & CFO

SUBSIDIARY GUARANTORS:
PFALTZGRAFF FACTORY STORES, INC.
By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President

TMC ACQUISITION, INC.
By:	/s/ Laurence Winoker
Name: Laurence Winoker Title: Senior Vice President

CITIBANK, N.A., as Administrative Agent and Lender
By:	/s/ Marc Stolz
Name: Marc Stolz Title: Vice President